                                                                    EXHIBIT 10.9


                                 PROMISSORY NOTE
                              AND PLEDGE AGREEMENT

$315,000.00
                                                                       EAGAN, MN
                                                               FEBRUARY 20, 2002


                  FOR VALUE RECEIVED David Goronkin and Pamela Goronkin (jointly and severally, the "Pledgor" or "Maker") promise to pay to the Pledgee, or its assigns, the principal sum of Three Hundred Fifteen Thousand and No/100th Dollars ($315,000.00), with interest from the date hereof at the Interest Rate, as calculated herebelow. The Interest Rate shall be calculated on the first day of each fiscal quarter ("Adjustment Date") of Buffets, Inc.'s ("Buffets") fiscal year and be applicable until recalculated at the commencement of each ensuing quarter. In each instance, the Interest Rate shall equal the weighted average interest rate payable by Buffets under Buffets' Sr. Credit Agreement with Lehman Brothers, Inc. in the quarter preceding each Adjustment Date (the "Interest Rate"). In the event that such Sr. Credit Agreement is replaced with other senior secured lending, the Interest Rate shall be adjusted to equal the weighted average interest rate payable by Buffets under such replacement lending. If either (a) Buffets is unable to calculate the Interest Rate in the manner set forth in this paragraph for any reason, or (b) the Interest Rate exceeds 12% as calculated herein, or (c) a disagreement arises between Pledgor and Pledgee as to the calculation of the Interest Rate; then in any such event the Interest rate shall revert to a fixed value equal to the Default Rate defined below for the period during which such circumstance (a), (b) or (c) exists.

                  Interest shall be calculated on the unpaid balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at the office of Buffets Holdings, Inc., 1460 Buffet Way, Eagan, MN 55121, or at such place as the legal holder hereof may designate in writing. The principal and interest shall be due and payable as follows:

         The principal (together with accrued but unpaid interest) shall be due upon the first to occur of (i) September 28, 2007, (ii) except as set forth below, upon the termination of the Pledgor's employment with Buffets, Inc. or (iii) Pledgor's sale, disposition or other transfer of the real property described as Lot 10, Block 3, Bearpath Ninth Addition, Hennepin County, Minnesota, which property is the subject of a Mortgage entered into by Pledgor on behalf of Pledgee ("Mortgaged Property"), or (iv) the Pledgor's sale, disposition or other transfer of any Common Stock pledged pursuant to this instrument (it being agreed that in the event of a partial sale pursuant to the exercise of "tag along rights" under Section 4.5 of the Stockholders Agreement between Pledgee and Pledgor ("Stockholders Agreement") or the exercise of drag along rights under Section 4.7 of the Stockholders Agreement, the proportion of principal and accrued but unpaid interest that shall be due shall be the same as the proportion of the total number of shares of the Pledgor's Common Stock sold pursuant to such Section 4.5 or 4.7).

         Interest shall be payable on each April 30 during the term of this Note, commencing on April 30, 2003 (it being agreed that the annual date upon which interest shall be due hereunder will be adjusted if the date on which payments of executive bonuses paid by Pledgee's subsidiaries is changed so that such interest payment date occurs after the bonus payment date; it being further agreed that if no bonus is payable for a particular year the interest under this note will nonetheless remain due and payable on April 30 of each affected year), with the final payment due at maturity.

                  This Note may be prepaid in full or in part at any time or from time to time, without penalty or premium.

                  In the event of (a) default in payment of the principal or interest hereof as the same becomes due and such default is not cured within ten
(10) days from the due date, (b) default under the terms of any other provision hereof or any instrument securing this Note, (c) default in payment of the principal or interest of any other note ("Other Note") payable by Pledgor (or any one or both parties constituting Pledgor) to Pledgee and such default is not cured within ten (10) days from the due date, (d) default under the terms of any other provision of such Other Note, or instruments securing the Other Note, (any of the foregoing events being deemed an "Event of Default"), and, in the case of clause (b) or (d), such default is not cured within fifteen (15) days after written notice to maker, then in any such event the holder of this Note may without further notice, declare the remainder of the principal sum, together with all interest accrued thereon, at once due and payable. Failure to exercise this right shall not constitute a waiver of the right to exercise the same at any other time. Following such default the unpaid principal of this Note and any part thereof, and, to the extent permitted by applicable law, accrued interest and all other sums due under this Note, if any, shall bear interest at the rate of Twelve percent (12%) per annum ("Default Rate").

                  All parties to this Note, including maker and any sureties, endorsers or guarantors, hereby waive protest, presentment, notice of dishonor and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest, and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

     As collateral security for the full and timely payment, performance and observance of the Pledgor's indebtedness under this Note, the Pledgor herewith deposits and pledges with the Pledgee, in form transferable for delivery, and grants to the Pledgee a security interest in Forty Eight Thousand Seven Hundred Fifty (48,750) shares of Common Stock of the Pledgee and the certificates evidencing same and such additional cash, securities or other property at any time and from time to time receivable in respect of the Common Stock hereunder or otherwise distributed in respect of or in exchange for any or all such shares (herein collectively called the "Pledged Securities"). Upon payment of amounts owed hereunder, as well as payments owed under the Other Note, shares subject to pledge hereunder shall be released. Following a partial sale pursuant to the tag along or drag along rights under the Stockholders Agreement, any proceeds in excess of amounts required to repay the principal and accrued but unpaid interest of this Note that becomes due upon such sale shall be released from the lien of this Note and may be retained by Pledgor. As further collateral for the full and timely payment, performance and observance of the Pledgor's indebtedness under this Note, Pledgor agrees to grant Pledgee a security interest in the Mortgaged Real Property pursuant to a separate mortgage document ("Mortgage").

                  Upon default, in addition to Pledgee's rights under the Mortgage, the holder of this Note shall have the rights and remedies afforded to the holder of a perfected security interest in the Pledged Securities (as defined below) under the New York Uniform Commercial Code and may employ an attorney to enforce the holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorneys fees, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default. The rights and remedies of the holder as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively or together against any funds, property or security held by the holder for payment or security, in the sole discretion of the holder. The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

                  At any time that there shall exist any condition, event or act which constitutes an Event of Default under this Note, the Pledgee may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

                  So long as there shall exist no condition, event or act which constitutes an Event of Default under this Note, or which, with notice or lapse of time or both, would constitute an Event of Default under this Note, the Pledgor shall be entitled to receive and retain for his own account any and all dividends (other than stock or liquidating dividends) at any time and from time to time declared or paid upon any of the Pledged Securities.

                  So long as there shall exist a condition, event or act which constitutes an Event of Default under this Note, or which, with notice or lapse of time or both, would constitute an Event of Default under this Note, the Pledgee shall be entitled to receive and retain, as additional collateral hereunder, any and all dividends at any time and from time to time declared or paid upon any of the Pledged Securities.

                  The Pledged Securities shall be subject to certain puts, calls and transfer restrictions as set forth in a separate stockholders agreement. If the Company fails to exercise its call rights under, or to pay the full amount payable following exercise of a call right or a put right by the Pledgor as set forth in such stockholders agreement, this Note shall not become due until such payment is made.

                  In case, upon the dissolution or liquidation (in whole or in part) of the issuer of any of the Pledged Securities, any sum shall be paid as a liquidating dividend or otherwise upon or with respect to any of the Pledged Securities, such sum shall be paid over to the Pledgee, to be held by the Pledgee as additional collateral hereunder. In case any stock dividend shall be declared on any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities, or any shares, obligations or other property shall be distributed upon or with respect to the Pledged Securities pursuant to a recapitalization or reclassification of the capital of the issuer thereof, or pursuant to the dissolution, liquidation (in whole or in part), bankruptcy or reorganization of such issuer, or to the merger or consolidation of such issuer with or into another corporation, the shares, obligations or other property so distributed shall be delivered to the Pledgee, to be held by it as additional collateral hereunder, and all of the same (other than cash) shall constitute Pledged Securities for all purposes hereof.

                  Any cash received and retained by the Pledgee as additional collateral hereunder pursuant to the foregoing provisions shall be promptly applied by the Pledgee first to the payment of interest and then to the payment of principal due under the Note.

                  THIS NOTE IS TO BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  The Pledgor hereby represents that (i) there are no liens on the Pledged Securities; (ii) he has the capacity and authority to execute and deliver this Note and to perform the provisions hereof; (iii) this Note constitutes a legal and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms; and (iv) no consents or authorizations are required in connection with the execution, delivery or performance by the Pledgor of this Note.

                  IN WITNESS WHEREOF, the Pledgor has hereunto set his hand and the Pledgee has caused this Note to be duly executed by one of its officers duly authorized as of the day and year first above written.

                                 PLEDGOR ("MAKER") [JOINTLY AND SEVERALLY]


                                 /s/ David Goronkin
                                 -----------------------------------------------
                                 David Goronkin


                                 /s/ Pamela Goronkin
                                 -----------------------------------------------
                                 Pamela Goronkin

                                    PLEDGEE:

                                    BUFFETS HOLDINGS, INC.



                                    By:  /s/ H. Thomas Mitchell
                                    --------------------------------------------
                                    H. Thomas Mitchell, Counsel

                                                                    EXHIBIT 10.9

After Recording Return To:
H. Thomas Mitchell, EVP
Buffets Holdings, Inc.
1460 Buffet Way
Eagan, MN 55121





 - - - - - - - - - - - [SPACE ABOVE THIS LINE FOR RECORDING DATA] - - - - - - -


                                    MORTGAGE

DEFINITIONS

         Words used in multiple sections of this document are defined below and other words are defined in Sections 3, 11, 13, 18, 20 and 21. Certain rules regarding the usage of words used in this document are also provided in
Section 16.

(A) "SECURITY INSTRUMENT" means this document, which is dated February 20, 2002, together with all Riders to this document.

(B) "BORROWER" is David Goronkin and Pamela Goronkin. Borrower is the mortgagor under this Security Instrument.

(C) "LENDER" is Buffets Holdings, Inc. Lender is a corporation organized and existing under the laws of Delaware. Lender's address is 1460 Buffet Way, Eagan, MN 55121. Lender is the mortgagee under this Security Instrument.

(D) "NOTE" means the promissory note signed by Borrower and dated February 20, 2002. The Note states that Borrower owes Lender Three Hundred Fifteen Thousand and No/100's Dollars (U.S. $315,000.00) plus interest. Borrower has promised make regular payments under the note and to pay the debt off in full on September 20, 2007 or such earlier date specified in the Note.

(E) "PROPERTY" means the property that is described below under the heading "Transfer of Rights in the Property."

(F) "LOAN" means the debt evidenced by the Note, plus interest, any prepayment charges and late charges due under the Note, and all sums due under this Security Instrument, plus interest.

(G) "RIDERS" (Not applicable)

(H) "APPLICABLE LAW" means all controlling applicable federal, state and local statutes, regulations, ordinances and administrative rules and orders (that have the effect of law) as well as all applicable final, non-appealable judicial opinions.

(I) "COMMUNITY ASSOCIATION DUES, FEES, AND ASSESSMENTS" means all dues, fees, assessments and other charges that are imposed on Borrower or the Property by a condominium association, homeowners association or similar organization.

(J) "ELECTRONIC FUNDS TRANSFER" means any transfer of funds, other than a transaction originated by check, draft, or similar paper instrument, which is initiated through an electronic terminal, telephonic instrument, computer, or magnetic tape so as to order, instruct, or authorize a financial institution to debit or credit an account. Such term includes, but is not limited to, point-of-sale transfers, automated teller machine transactions, transfers initiated by telephone, which transfers, and automated clearinghouse transfers.

(K) "ESCROW ITEMS" means those items that are described in Section 3.

(L) "MISCELLANEOUS PROCEEDS" means any compensation, settlement, award of damages, or proceeds paid by any third party (other than insurance proceeds paid under the coverages described in Section 5) for: (i) damage to, or destruction of, the Property; (ii) condemnation or other taking of all or any part of the Property; (iii) conveyance in lieu of condemnation; or (iv) misrepresentations of, or omissions as to, the value and/or condition of the Property.

(M) "MORTGAGE INSURANCE" means insurance protecting Lender against the nonpayment of, or default on, the Loan.

(N) "PERIODIC PAYMENT" means the regularly scheduled amount due for (i) principal and interest under the Note, plus (ii) any amounts under Section 3 of this Security Instrument.

(O) "RESPA" means the Real Estate Settlement Procedures Act (12 U.S.C. ss.2601 et seq.) and its implementing regulation, Regulation X (24 C.F.R. Part 3500), as they might be amended from time to time, or any additional or successor legislation or regulation that governs the same subject matter. As used in this Security Instrument, "RESPA" refers to all requirements and restrictions that are imposed in regard to a "federally related mortgage loan" even if the Loan does not qualify as a "federally related mortgage loan" under RESPA.

(P) "SUCCESSOR IN INTEREST OF BORROWER" means any party that has taken title to the Property, whether or not that party has assumed Borrower's obligations under the Note and/or this Security Instrument.

TRANSFER OF RIGHTS IN THE PROPERTY

This Security Instrument secures to Lender: (i) the repayment of the Loan, and all renewals, extensions and modifications of the Note; and (ii) the performance of Borrower's covenants and agreements under this Security Instrument and the Note. For this purpose Borrower does hereby mortgage, grant and convey to Lender and Lender's successors and assigns, with power of sale, the following described property located in the city of Eden Prairie, Hennepin County, Minnesota:

Lot 10, Block 3, Bearpath Ninth Addition, Hennepin County, Minnesota

TOGETHER WITH all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter a part of the property. All replacements and additions shall also be covered by this Security Instrument. All of the foregoing is referred to in this Security Instrument as the "Property."

BORROWER COVENANTS that Borrower is lawfully seised of the estate hereby conveyed and has the right to mortgage, grant and convey the Property and that the Property is unencumbered, except for encumbrances of record. Borrower warrants and will defend generally the title to the Property against all claims and demands, subject to any encumbrances of record.

THIS SECURITY INSTRUMENT combines uniform covenants for national use and non-uniform covenants with limited variations by jurisdiction to constitute a uniform security instrument covering real property.

UNIFORM COVENANTS.  Borrower and Lender covenant and agree as follows:

                  1. PAYMENT OF PRINCIPAL, INTEREST, ESCROW ITEMS, PREPAYMENT CHARGES, AND LATE CHARGES. Borrower shall pay when due the principal of and interest on, the debt evidenced by the Note, and any prepayment charges and late charges due under the Note. Payments due under the Note and this Security Instrument shall be made in U.S. currency. However, if any check or other instrument received by Lender as payment under the Note or this Security Instrument is returned to Lender unpaid, Lender may require that any or all subsequent payments due under the Note and this Security Instrument be made in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer's check or cashier's check, provided any such check is drawn upon an institution whose deposits arc insured by a federal agency, instrumentality, or entity; or (d) Electronic Funds Transfer.

                  Payments are deemed received by Lender when received at the location designated in the Note or at such other location as may be designated by Lender in accordance with the notice provisions in Section 15. Lender may return any payment or partial payment if the payment or partial payments are insufficient to bring the Loan current. Lender may accept any payment or Partial payment insufficient to bring the Loan current, without waiver of any rights hereunder or prejudice to its rights to refuse such payment or partial payments in the future, but Lender is not obligated to apply such payments at the time such payments are accepted. If each Periodic Payment is applied as of its scheduled due date, then Lender need not pay interest on unapplied funds. Lender may hold such unapplied funds until Borrower makes payment to bring the Loan current. If Borrower does not do so within a reasonable period of time, Lender shall either apply such funds or return them to Borrower. If not applied earlier, such funds will be applied to the outstanding principal balance under the Note immediately prior to foreclosure. No offset or claim which Borrower might have now or in the future against Lender shall relieve Borrower from making payments due under the Note and this Security Instrument or performing the covenants and agreements secured by this Security Instrument.

                  2. APPLICATION OF PAYMENTS OR PROCEEDS. Except as otherwise described in this Section 2, all payments accepted and applied by Lender shall be applied in the following order of priority: (a) interest due under the Note;
(b) principal due under the Note; (c) amounts due under Section 3. Such payments shall be applied to each Periodic Payment in the order in which it became due. Any remaining amounts shall be applied first to late charges, second to any other amounts due under this Security Instrument, and then to reduce the principal balance of the Note.

                  If Lender receives a payment from Borrower for a delinquent Periodic Payment which includes a sufficient amount to pay any late charge due, the payment may be applied to the delinquent payment and the late charge. If more than one Periodic Payment is outstanding, Lender may apply any payment received from Borrower to the repayment of the Periodic Payments if, and to the extent that, each payment can be paid in full. To the extent that any excess exists after the payment is applied to the fall payment of one or more Periodic Payments, such excess may be applied to any late charges due. Voluntary prepayments shall be applied first to any prepayment charges and then as described in the Note.

                  Any application of payments, insurance proceeds, or Miscellaneous Proceeds to principal due under the Note shall not extend or postpone the due date, or change the amount, of the Periodic Payments.

                  3. FUNDS FOR ESCROW ITEMS. (Not applicable)

                  4. CHARGES; LIENS. Borrower shall pay all taxes, assessments, charges, fines, and impositions attributable to the Property which can attain priority over this Security Instrument, leasehold payments or ground rents on the Property, if any, and Community Association Dues, Fees, and Assessments, if any. To the extent that these items are Escrow Items, Borrower shall pay them in the manner provided in Section 3.

                  Borrower shall promptly discharge any lien which has priority over this Security Instrument unless Borrower: (a) agrees in writing to the payment of the obligation secured by the lien in a manner acceptable to Lender, but only so long as Borrower is performing such agreement; (b) contests the lien in good faith by, or defends against enforcement of the lien in, legal proceedings which in Lender's opinion operate to prevent the enforcement of the lien while those proceedings are pending, but only until such proceedings are concluded; or (c) secures from the holder of the lien an agreement satisfactory to Lender subordinating the lien to this Security Instrument. If Lender determines that any part of the Property is subject to a lien, which can attain priority over this Security Instrument, Lender may give Borrower a notice identifying the lien. Within 10 days of the date on which that notice is given, Borrower shall satisfy the lien or take one or more of the actions set forth above in this Section 4.

                  Lender may require Borrower to pay a one-time charge for a real estate tax verification and/or reporting service used by Lender in connection with this Loan.

                  5. PROPERTY INSURANCE. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term "extended coverage," and any other hazards including, but not limited to, earthquakes and floods, for which Lender requires insurance. This insurance shall be maintained in the amounts (including deductible levels) and for the periods that Lender requires. What Lender requires pursuant to the preceding sentences can change during the term of the Loan. The insurance carrier providing the insurance shall be chosen by Borrower subject to Lender's right to disapprove Borrower's choice, which right shall not be exercised unreasonably.

                  If Borrower fails to maintain any of the coverages described above, Lender may obtain insurance coverage, at Lender's option and Borrower's expense. Lender is under no obligation to purchase any particular type or amount of coverage. Therefore, such coverage shall cover Lender, but might or might not protect Borrower, Borrower's equity in the Property, or the contents of the Property, against any risk, hazard or liability and might provide greater or lesser coverage than was previously in effect. Borrower acknowledges that the cost of the insurance coverage so obtained might significantly exceed the cost of insurance that Borrower could have obtained. Any amounts disbursed by Lender under this Section 5 shall become additional debt of Borrower secured by this Security Instrument. These amounts shall bear interest at the Note rate from the date of disbursement and shall be payable, with such interest, upon notice from Lender to Borrower requesting payment.

                  All insurance policies required by Lender and renewals of such policies shall be subject to Lender's right to disapprove such policies, shall include a standard mortgage clause, and shall name Lender as mortgagee and/or as an additional loss payee. Lender shall have the right to hold the policies and renewal certificates. If Borrower obtains any form of insurance coverage, not otherwise required by Lender, for damage to, or destruction of, the Property, such policy shall include a standard mortgage clause and shall name Lender as mortgagee and/or as an additional loss payee.

                  In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower. Unless Lender and Borrower otherwise agree in writing, any insurance proceeds, whether or not the underlying insurance was required by Lender, shall be applied to restoration or repair of the Property, if the restoration or repair is economically feasible and Lender's security is not lessened. During such repair and restoration period, Lender shall have the right to hold such insurance proceeds until Lender has had an opportunity to inspect such Property to ensure the work has been completed to Lender's satisfaction, provided that such inspection shall be undertaken promptly. Lender may disburse proceeds for the repairs and restoration in a single payment or in a series of progress payments as the work is completed. Unless an agreement is made in writing or Applicable Law requires interest to be paid on such insurance proceeds, Lender shall not be required to pay Borrower any interest or earnings on such proceeds. Fees for public adjusters, or other third parties, retained by Borrower shall not be paid out of the insurance proceeds and shall be the sole obligation of Borrower. If the restoration or repair is not economically feasible or Lender's security would be lessened, the insurance proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with the excess, if any, paid to Borrower. Such insurance proceeds shall be applied in the order provided for in Section 2.

                  If Borrower abandons the Property, Lender may file, negotiate and settle any available insurance claim and related matters. If Borrower does not respond within 30 days to a notice from Lender that the insurance carrier has offered to settle a claim, then Lender may negotiate and settle the claim. The 30-day period will begin when the notice is given. In either event, or if Lender acquires the Property under Section 22 or otherwise, Borrower hereby assigns to Lender (a) Borrower's rights to any insurance proceeds in an amount not to exceed the amounts unpaid under the Note or this Security Instrument, and
(b) any other of Borrower's rights (other than the right to any refund of unearned premiums paid by Borrower under all insurance policies covering the Property, insofar as such rights are applicable to the coverage of the Property. Lender may use the insurance proceeds either to repair or restore the Property or to pay amounts unpaid under the Note or this Security Instrument, whether or not then due.

                  6. OCCUPANCY. Borrower shall occupy, establish, and use the Property as Borrower's principal residence within 60 days after the completion of the dwelling on the Property and shall continue to occupy the Property as Borrower's principal residence for at least one year after the date of occupancy, unless Lender otherwise agrees in writing, which consent shall not be unreasonably withheld, or unless extenuating circumstances exist which are beyond Borrower's control.

                  7. PRESERVATION, MAINTENANCE AND PROTECTION OF THE PROPERTY; INSPECTIONS. Borrower shall not destroy, damage or impair the Property, allow the Property to deteriorate or commit waste on the Property. Whether or not Borrower is residing in the Property, Borrower shall maintain the Property in order to prevent the Property from deteriorating or decreasing in value due to its condition. Unless it is determined pursuant to Section 5 that repair or restoration is not economically feasible, Borrower shall promptly repair the Property if damaged to avoid further deterioration or damage. If insurance or condemnation proceeds are paid in connection with damage to, or the taking of the Property, Borrower shall be responsible for repainting or restoring the Property only if Lender has released proceeds for such purposes. Lender may disburse proceeds for the repairs and restoration in a single payment or in a series of progress payments as the work is completed. If the insurance or condemnation proceeds are not sufficient to repair or restore the Property, Borrower is not relieved of Borrower's obligation for the completion of such repair or restoration.

                  Lender or its agent may make reasonable entries upon and inspections of the Property. If it has reasonable cause, Lender may inspect the interior of the improvements on the Property. Lender shall give Borrower notice at the time of or prior to such an interior inspection specifying such reasonable cause.

                  8. BORROWER'S LOAN APPLICATION.  (Intentionally deleted)

                  9. PROTECTION OF LENDER'S INTEREST IN THE PROPERTY AND RIGHTS UNDER THIS SECURITY INSTRUMENT. If (a) Borrower fails to perform the covenants and agreements contained in this Security Instrument, (b) there is a legal proceeding that might significantly affect Lender's interest in the Property and/or rights under this Security Instrument (such as a proceeding in bankruptcy, probate, for condemnation or forfeiture, for enforcement of a lien which may attain priority over this Security Instrument or to enforce laws or regulations), or (c) Borrower has abandoned the Property, then Lender may do and pay for whatever is reasonable or appropriate to protect Lender's interest in the Property and rights under this Security Instrument, including protecting and/or assessing the value of the Property, and securing and/or repairing the Property. Lender's actions can include, but are not limited to: (a) paying any sums secured by a lien which has priority over this Security Instrument; (b) appearing in court; and (c) paying reasonable attorneys, fees to protect its interest in the Property and, or rights under this Security Instrument, including its secured position in a bankruptcy proceeding. Securing the Property includes, but is not limited to, entering the Property to make repairs, change locks, replace or board up doors and windows, drain water from pipes, eliminate building or other code violations or dangerous conditions, and have utilities turned on or off. Although Lender may take action under this Section 9, Lender does not have to do so and is not under any duty or obligation to do so. It is agreed that Lender incurs no liability for not taking any or all actions authorized under this Section 9.

                  Any amounts disbursed by Lender under this Section 9 shall become additional debt of Borrower secured by this Security Instrument. These amounts shall bear interest at the Note rate from the date of disbursement and shall be payable, with such interest, upon notice from Lender to Borrower requesting payment.

                  10. MORTGAGE INSURANCE.  (Intentionally deleted)

                  11. ASSIGNMENT OF MISCELLANEOUS PROCEEDS; FORFEITURE. All Miscellaneous Proceeds are hereby assigned to and shall be paid to Lender. If the Property is damaged, such Miscellaneous Proceeds shall be applied to restoration or repair of the Property, if the restoration or repair is economically feasible and Lender's security is not lessened. During such repair and restoration period, Lender shall have the right to hold such Miscellaneous Proceeds until Lender has had an opportunity to inspect such Property to ensure the work has been completed to Lender's satisfaction, provided that such inspection shall be undertaken promptly. Lender may pay for the repairs and restoration in a single disbursement or in a series of progress payments as the work is completed. Unless an agreement is made in writing or Applicable Law requires interest to be paid on such Miscellaneous Proceeds, Lender shall not be required to pay Borrower any interest or earnings on such Miscellaneous Proceeds. If the restoration or repair is not economically feasible or Lender's security would be lessened, the Miscellaneous Proceeds shall be applied to the sums; secured by this Security Interest, whether or not then due, with the excess, if any, paid to Borrower. Such Miscellaneous Proceeds shall be applied in the order provided for in Section 2.

                  In the event of a total taking, destruction, or loss in value of the Property, the Miscellaneous Proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with the excess, if any, paid to Borrower.

                  In the event of a partial taking, destruction, or loss in value of the Property in which the fair market value of the Property immediately before the partial taking, destruction, or loss in value is equal to or greater than the amount of the sums secured by this Security Instrument immediately before the partial taking, destruction, or loss in value, unless Borrower and Lender otherwise agree in writing, the sums secured by this Security Instrument shall be reduced by the amount of the Miscellaneous Proceeds multiplied by the following fraction: (a) the total amount of the sums secured immediately before the partial taking, destruction, or loss in value divided by (b) the fair market value of the Property immediately before the partial taking, destruction, or loss in value. Any balance shall be paid to Borrower.

                  In the event of a partial taking, destruction, or loss in value of the Property in which the fair market value of the Property immediately before the partial taking, destruction, or loss in value is less than the amount of the sums secured immediately before the partial taking, destruction, or loss in value, unless Borrower and Lender otherwise agree in writing, the Miscellaneous Proceeds shall be applied to the sums secured by this Security Instrument whether or not the sums are then due.

                  If the Property is abandoned by Borrower, or if, after notice by Lender to Borrower that the Opposing Party (as defined in the next sentence) offers to make an award to settle a claim for damages, Borrower fails to respond to Lender within 30 days after the date the notice is given, Lender is authorized to collect and apply the Miscellaneous Proceeds either to restoration or repair of the Property or to the sums secured by this Security Instrument, whether or not then due.

                  "Opposing Party" means the third party that owes Borrower Miscellaneous Proceeds or the party against whom Borrower has a right of action in regard to Miscellaneous Proceeds.

                  Borrower shall be in default if any action or proceeding, whether civil or criminal, is begun that, in Lender's judgment, could result in forfeiture of the Property or other material impairment of Lender's interest in the Property or rights under this Security Instrument. Borrower can cure such a default and, if acceleration has occurred, reinstate as provided in Section 19, by causing the action or proceeding to be dismissed with a ruling that, in Lender's judgment, precludes forfeiture of the Property or other material impairment of Lender's interest in the Property or rights under this Security Instrument. The proceeds of any award or claim for damages that are attributable to the impairment of Lender's interest in the Property are hereby assigned and shall be paid to Lender.

                  All Miscellaneous Proceeds that are not applied to restoration or repair of the Property shall be applied in the order provided for in Section 2.

                  12. BORROWER NOT RELEASED; FORBEARANCE BY LENDER NOT A WAIVER. Extension of the time for payment or modification of amortization of the sums secured by this Security Instrument granted by Lender to Borrower or any Successor in Interest of Borrower shall not operate to release the liability of Borrower or any Successors in Interest of Borrower. Lender shall not be required to commence proceedings against any Successor in Interest of Borrower or to refuse to extend time for payment or otherwise modify amortization of the sums secured by this Security Instrument by reason of any demand made by the original Borrower or any Successors in Interest of Borrower. Any forbearance by Lender in exercising any right or remedy including, without limitation, Lender's acceptance of payments from third persons, entities or Successors in Interest of Borrower or in amounts less than the amount then due, shall not be a waiver of or preclude the exercise of any right or remedy.

                  13. JOINT AND SEVERAL LIABILITY; CO-SIGNERS; SUCCESSORS AND ASSIGNS BOUND. Borrower covenants and agrees that Borrower's obligations and liability shall be joint and several. However, any Borrower who co-signs this Security Instrument but does not execute the Note (a "co-signer") (a) is co-signing this Security Instrument only to mortgage, grant and convey the co-signer's interest in the Property under the terms of this Security Instrument; (b) is not personally obligated to pay the sums, secured by this Security Instrument; and (c) agrees that Lender and any other Borrower can agree to extend, modify, forbear or make any accommodations with regard to the terms of this Security Instrument or the Note without the co-signer's consent.

                  Subject to the provisions of Section 18, any Successor in Interest of Borrower who assumes Borrower's obligations under this Security Instrument in writing, and is approved by Lender, shall obtain all of Borrower's rights and benefits under this Security Instrument. Borrower shall not be released from Borrower's obligations and liability under this Security Instrument unless Lender agrees to such release in writing. The covenants and agreements of this Security Instrument shall bind (except as provided in Section
20) and benefit the successors and assigns of Lender.

                  14. LOAN CHARGES. Lender may charge Borrower fees for services performed in connection with Borrower's default, for the purpose of protecting Lender's interest in the Property and rights under this Security Instrument, including, but not limited to, attorneys' fees, property inspection and valuation fees. In regard to any other fees, the absence of express authority in this Security Instrument to charge a specific fee to Borrower shall not be construed as a prohibition on the charging of such fee. Lender may not charge fees that are expressly prohibited by this Security Instrument or by Applicable Law.

                  If the Loan is subject to a law which sets maximum loan charges, and that law is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the Loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal owed under the Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment without any prepayment charge (whether or not a prepayment charge is provided for under the Note). Borrower's acceptance of any such refund made by direct payment to

Borrower will constitute a waiver of any right of action Borrower might have arising out of such overcharge.

                  15. NOTICES. All notices given by Borrower or Lender in connection with this Security Instrument must be in writing. Any notice to Borrower in connection with this Security Instrument shall be deemed to have been given to Borrower when mailed by first class mail or when actually delivered to Borrower's notice address if sent by other means. Notice to any one Borrower shall constitute notice to all Borrowers unless Applicable Law expressly requires otherwise. The notice address shall be the Property Address unless Borrower has designated a substitute notice address by notice to Lender. Borrower shall promptly notify Lender of Borrower's change of address. If Lender specifies a procedure for reporting Borrower's change of address, then Borrower shall only report a change of address through that specified procedure. There may be only one designated notice address under this Security Instrument at any one time. Any notice to Lender shall be given by delivering it or by mailing it by first class mail to Lender's address stated herein unless Lender has designated another address by notice to Borrower. Any notice in connection with this Security Instrument shall not be deemed to have been given to Lender until actually received by Lender. If any notice required by this Security Instrument is also required under Applicable Law, the Applicable Law requirement will satisfy the corresponding requirement under this Security Instrument.

                  16. GOVERNING LAW; SEVERABILITY; RULES OF CONSTRUCTION. This Security Instrument shall be governed by federal law and the law of the jurisdiction in which the Property is located. All rights and obligations contained in this Security Instrument are subject to any requirements and limitations of Applicable Law. Applicable Law might explicitly or implicitly allow the parties to agree by contract or it might be silent, but such silence shall not be construed as a prohibition against agreement by contract. In the event that any provision or clause of this Security Instrument or the Note conflicts with Applicable Law, such conflict shall not affect other provisions of this Security Instrument or the Note which can be given effect without the conflicting provision.

                  As used in this Security Instrument: (a) words of the masculine gender shall mean and include corresponding neuter words or words of the feminine gender; (b) words in the singular shall mean and include the plural and vice versa; and (c) the word "may" gives sole discretion without any obligation to take any action.

                  17. BORROWER'S COPY. Borrower shall be given one conformed copy of the Note and of this Security Instrument at the time such documents are executed or within a Reasonable time thereafter.

                  18. TRANSFER OF THE PROPERTY OR A BENEFICIAL INTEREST IN BORROWER. As used in this Section 18, "Interest in the Property" means any legal or beneficial interest in the Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract or escrow agreement, the intent of which is the transfer of title by Borrower at a future date to a purchaser.

                  If all or any part of the Property or any Interest in the Property is sold or transferred (or if Borrower is not a natural person and a beneficial interest in Borrower is sold or transferred) without Lender's prior written consent, Lender may require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if such exercise is prohibited by Applicable Law.

                  If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is given in accordance with Section 15 within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.

                  19. BORROWER'S RIGHT TO REINSTATE AFTER ACCELERATION. If Borrower meets certain conditions, Borrower shall have the right to have enforcement of this Security Instrument discontinued at any time prior to the earliest of: (a) five days before sale of the Property pursuant to any power of sale contained in this Security instrument; (b) such other period as Applicable Law might specify for the termination of Borrower's right to reinstate; or (c) entry of a judgment enforcing this Security Instrument. Those conditions are that Borrower: (a) pays Lender all sums which then would be due under this Security Instrument and the Note as if no acceleration had occurred; (b) cures any default of any other covenants or agreements; (e) pays all expenses incurred in enforcing this Security Instrument, including, but not limited to, reasonable attorneys' fees, property inspection and valuation fees, and other fees incurred for the purpose of protecting Lender's interest in the Property and rights under this Security Instrument; and (d) takes such action as Lender may reasonably require to assure that Lender's interest in the Property and rights under this Security Instrument, and Borrower's obligation to pay the sums secured by this Security Instrument, shall continue unchanged. Lender may require that Borrower pay such reinstatement sums and expenses in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer's check or cashier's check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality or entity; or (d) Electronic Funds Transfer. Upon reinstatement by Borrower, this Security Instrument and obligations secured hereby shall remain fully effective as if no acceleration had occurred. However, this fight to reinstate shall not apply in the case of acceleration under Section 18.

                  20. SALE OF NOTE; CHANGE OF LOAN SERVICER; NOTICE OF GRIEVANCE. The Note or a partial interest in the Note (together with this Security Instrument) can be sold one or more times without prior notice to Borrower. A sale might result in a change in the entity (known as the "Loan Servicer") that collects Periodic Payments due under the Note and this Security Instrument and performs other mortgage loan servicing obligations under the Note, this Security Instrument, and Applicable Law. There also might be one or more changes of the Loan Servicer unrelated to a sale of the Note. If there is a change of the Loan Servicer, Borrower will be given written notice of the change which will state the name and address of the new Loan Servicer, the address to which payments should be made and any other information RESPA requires in connection with a notice of transfer of servicing. If the Note is sold and thereafter the Loan is serviced by a Loan Servicer other than the purchaser of the Note, the mortgage loan servicing obligations to Borrower will remain with the Loan Servicer or be transferred to a successor Loan Servicer and are not assumed by the Note purchaser unless otherwise provided by the Note purchaser.

                  Neither Borrower nor Lender may commence, join, or be joined to any judicial action (as either an individual litigant or the member of a class) that arises from the other party's actions pursuant to this Security Instrument or that alleges that the other party has breached any provision of, or any duty owed by reason of, this Security Instrument, until such Borrower or Lender has notified the other party (with such notice given in compliance with the requirements of Section 15) of such alleged breach and afforded the other party hereto a reasonable period after the giving of such notice to take corrective action. If Applicable Law provides a time period which must elapse before certain action can be taken, that time period will be deemed to be reasonable for purposes of this paragraph. The notice of acceleration and opportunity to cure given to Borrower pursuant to Section 22 and the notice of acceleration given to Borrower pursuant to Section 18 shall be deemed to satisfy the notice and opportunity to take corrective action provisions of this Section 20.

                  21. HAZARDOUS SUBSTANCES. As used in this Section 21: (a) "Hazardous Substances" are those substances defined as toxic or hazardous substances, pollutants, or wastes by Environmental Law and the following substances: gasoline, kerosene other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials; (b) "Environmental Law" means federal laws and laws of the jurisdiction which are the Property is located that related to health, safety or environmental protection; (c) "Environmental Cleanup" includes any response action, remedial action, or removal action, as defined in Environmental Law; and (d) an "Environmental Condition" means a condition that can cause, contribute to, or otherwise trigger an Environmental Cleanup.

                  Borrower shall not cause or permit the presence, use, disposal, or storage, or release of any Hazardous Substances, or threaten to release any Hazardous Substances, on or in the Property. Borrower shall not do, nor allow anyone else to do, anything affecting the Property (a) that is in violation of any Environmental Law, (b) which creates an Environmental Condition, or (c) which, due to the presence, use, or release of a Hazardous Substance, creates a condition that adversely affects the value of the Property. The preceding two sentences shall not apply to the presence, use, or storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal residential uses and to maintenance of the Property (including, but not limited to, hazardous substances in consumer products).

                  Borrower shall promptly give Lender written notice of (a) any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Environmental Law of which Borrower has actual knowledge, (b) any Environmental Condition, including but not limited to, any spilling, leaking, discharge, release or threat of release of any Hazardous Substance, and (c) any condition caused by the presence, use or release of a Hazardous Substance which adversely affects the value of the Property. If Borrower learns, or is notified by any governmental or regulatory authority, or any private party, that any removal or other remediation of any Hazardous Substance affecting the Property is necessary, Borrower shall promptly take all necessary remedial actions in accordance with Environmental Law. Nothing herein shall create any obligation on Lender for an Environmental Cleanup.

NON-UNIFORM COVENANTS.

                  Borrower and Lender further covenant and agree as follows:

                  22. ACCELERATION; REMEDIES. LENDER SHALL GIVE NOTICE TO BORROWER BY CERTIFIED MAIL TO THE ADDRESS OF THE PROPERTY OR ANOTHER ADDRESS DESIGNATED BY BORROWER PRIOR TO ACCELERATION FOLLOWING BORROWER'S BREACH OF ANY COVENANT OR AGREEMENT IN THIS SECURITY INSTRUMENT (BUT NOT PRIOR TO ACCELERATION UNDER SECTION 18 UNLESS APPLICABLE LAW PROVIDES OTHERWISE). THE NOTICE SHALL
SPECIFY: (A) THE DEFAULT; (B) THE ACTION REQUIRED TO CURE THE DEFAULT; (C) A DATE, NOT LESS THAN 30 DAYS FROM THE DATE THE NOTICE IS GIVEN TO BORROWER, BY WHICH THE DEFAULT MUST BE CURED; AND (D) THAT FAILURE TO CURE THE DEFAULT ON OR BEFORE THE DATE SPECIFIED IN THE NOTICE MAY RESULT IN ACCELERATION OF THE SUMS SECURED BY THIS SECURITY INSTRUMENT AND SALE OF THE PROPERTY. THE NOTICE SHALL FURTHER INFORM BORROWER OF THE RIGHT TO REINSTATE AFTER ACCELERATION AND THE RIGHT TO BRING A COURT ACTION TO ASSERT THE NON-EXISTENCE OF A DEFAULT OR ANY OTHER DEFENSE OF BORROWER TO ACCELERATION AND SALE. IF THE DEFAULT IS NOT CURED ON OR BEFORE THE DATE SPECIFIED IN THE NOTICE, LENDER AT ITS OPTION MAY REQUIRE IMMEDIATE PAYMENT IN FULL OF ALL SUMS SECURED BY THIS SECURITY INSTRUMENT WITHOUT FURTHER DEMAND AND MAY INVOKE THE POWER OF SALE AND ANY OTHER REMEDIES PERMITTED BY APPLICABLE LAW. LENDER SHALL BE ENTITLED TO COLLECT ALL EXPENSES INCURRED IN PURSUING THE REMEDIES PROVIDED IN THIS SECTION 22, INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES.

                  IF LENDER INVOKES THE POWER OF SALE, LENDER SHALL CAUSE A COPY OF A NOTICE OF SALE TO BE SERVED UPON ANY PERSON IN POSSESSION OF THE PROPERTY. LENDER SHALL PUBLISH A NOTICE OF SALE, AND THE PROPERTY SHALL BE SOLD AT PUBLIC AUCTION IN THE MANNER PRESCRIBED BY APPLICABLE LAW. LENDER OR ITS DESIGNEE MAY PURCHASE THE PROPERTY AT ANY SALE. THE PROCEEDS OF THE SALE SHALL BE APPLIED IN THE FOLLOWING ORDER: (A) TO ALL EXPENSES OF THE SALE, INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES; (B) TO ALL SUMS SECURED BY THIS SECURITY INSTRUMENT; AND (C) ANY EXCESS TO THE PERSON OR PERSONS LEGALLY ENTITLED TO IT.

                  23. RELEASE. Upon payment of all sums secured by this Security Instrument, Lender shall discharge this Security Instrument. Borrower shall pay any recordation costs. Lender may charge Borrower a fee for releasing this Security Instrument, but only if the fee is paid to a third party for services rendered and the charging of the fee is permitted under Applicable Law.

                  24. WAIVER OF HOMESTEAD. (Intentionally deleted)

                  25. INTEREST ON ADVANCES. The interest rate on advances made by Lender under this Security Instrument shall not exceed the maximum rate allowed by Applicable Law.

BY SIGNING BELOW, Borrower accepts and agrees to the terms and covenants contained in this Security Instrument and in any Rider executed by Borrower and recorded with it.


/s/ Damon Fraser                        /s/ David Goronkin
-----------------------------------     ----------------------------------------
Witness (as to both signatures)         David Goronkin - Borrower
                                        Social Security Number:  122500517


/s/ R. Michael Andrews                  /s/ Pamela Goronkin
-----------------------------------     ----------------------------------------
Witness (as to both signatures)         Pamela Goronkin - Borrower
                                        Social Security Number:  ###-##-####



- - - - - - - - - [Space Below This Line for Acknowledgment] - - - - - - - - - -


STATE OF MINNESOTA
COUNTY OF HENNEPIN


                  The foregoing instrument was acknowledged before me on this _15_ day of April, 2002, by David Goronkin and Pamela Goronkin, personally known to me.

(NOTARY SEAL)                                           /s/ Sylvia Stubblefield
                                                        ------------------------
                                                        Sylvia Stubblefield
                                                        ------------------------
                                                        Printed Name